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                                                                 EXHIBIT 24.2


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and the related Prospectus of PNC Bank Corp. and to the incorporation by reference therein of our report dated January 18, 1995 (January 20, 1995 as to Note 28), on our audits of the consolidated financial statements of Midlantic Corporation and Subsidiaries ("Midlantic") incorporated by reference in its Annual Report on Form 10-K of Midlantic Corporation for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                COOPERS & LYBRAND L.L.P.

New York, New York
October 3, 1995